Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                    767 Fifth Avenue New York, NY 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


July 31, 1998


International Specialty Products Inc.
1361 Alps Road
Wayne, New Jersey  07470


Ladies and Gentlemen:

      We have acted as counsel to International Specialty Products Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement under the Securities Act of 1933 of the Company (the "Registration Statement").

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 8,387,855 shares of Common Stock, par value $.01 per share,




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of the Company (the "Common Stock") to be issued and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the International Specialty Products Inc. 1991 Incentive Plan for Key Employees and Directors, as amended, will be validly issued, fully paid and nonassessable.

            The opinion herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges